SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2004

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 2, 2004, WesBanco, Inc. ("WesBanco") entered into an employment agreement with its newly appointed Chief Operating Officer and Executive Vice President, Dennis G. Powell, as discussed under Item 5.02 of this current report on Form 8-K. The employment agreement will be filed as an Exhibit to WesBanco’s Form 10-Q for the period ending September 30, 2004.

The employment agreement is effective November 1, 2004 and sets forth the terms of Mr. Powell’s employment with WesBanco and WesBanco Bank, Inc., and provides for, among other matters: a) a minimum base salary of $220,000 per year, plus any increases granted by the Board of Directors, b) other miscellaneous benefits and perquisites as the Bank provides to its executives generally. The employment term consists of a revolving period of three years, with the initial term beginning on the 1st day of November 2004 and ending on the 31st day of October 2007. The term of the agreement shall be automatically extended on each anniversary of the beginning date of the term for an additional one year, thereby creating a new three year term, unless written notice of termination is given by either party 90 days prior to the anniversary date of the beginning date of the employment agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

c)     On November 2, 2004, WesBanco, Inc. ("WesBanco") announced the appointment of Dennis G. Powell to the position of Executive Vice President and Chief Operating Officer of WesBanco and its banking subsidiary, WesBanco Bank, Inc. Mr. Powell, age 55, joins WesBanco from UMB Financial Corporation, Kansas City, Missouri, where he served as Executive Vice President/Director - Retail Banking. Prior to his tenure at UMB Financial, Mr. Powell held positions with Bank One Corporation where he served as Senior Vice President - Retail Division from 1996 to 2000, and was President & CEO of Bank One, Richmond, Indiana from 1990 to 1996. While with Bank One, Mr. Powell also served on the Board of Directors for Bank One Mortgage Corporation and Bank One Insurance Corporation. None of these entities is a subsidiary, parent or affiliate of WesBanco or WesBanco Bank, Inc. Currently, Mr. Powell has no related transactions with WesBanco or WesBanco Bank, Inc, and has no family relationships with any Director or Executive Officer of WesBanco or WesBanco Bank, Inc. Mr. Powell holds a B.S. Degree in Business & Economics from Indiana University.

Attached as Exhibit 99.1 is a copy of the press release relating to the announcement, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits

99.1 - Press release announcing the appointment of Dennis G. Powell to the position of Executive Vice President and Chief Operating Officer of WesBanco and its banking subsidiary, WesBanco Bank, Inc.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

November 2, 2004	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer